Third Quarter 2023 Webcast Presentation November 2, 2023 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions and liquidity and capital resources, as well as statements regarding the expected benefits and costs of the transaction between Wesco and Anixter International Inc., including anticipated future financial and operating results, synergies, accretion and growth rates, and the combined company's plans, objectives and expectations.. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would,” although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the expected benefits of the transaction between Wesco and Anixter or the anticipated benefits of Wesco’s acquisition of Rahi Systems Holdings, Inc., in the expected timeframe or at all, unexpected costs or problems that may arise in successfully integrating the businesses of the companies, the impact of increased interest rates or borrowing costs, failure to adequately protect Wesco’s intellectual property or successfully defend against infringement claims, failure to execute Wesco’s environmental, social and governance (ESG) programs as planned; disruption of information technology systems or operations, natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks (such as the ongoing COVID-19 pandemic, including any resurgences or new variants), supply chain disruptions, geopolitical issues, including the impact of the evolving conflicts in the Middle East and Ukraine, the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China, the increased risk of cyber incidents and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, which may have a material adverse effect on the combined company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Wesco's other reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements

3 Third Quarter Highlights and Outlook Internal initiatives and operational excellence drove sequential improvement See appendix for non-GAAP reconciliations. • Another quarter of strong free cash flow generation ― Free cash flow of ~$360 million (>140% of adjusted net income) highlights strength of our B2B distribution model ― Reduced inventories, paid down debt, and repurchased shares of Wesco stock in Q3 ― Financial leverage (net debt/adjusted EBITDA) reduced to 2.7x, below the midpoint of our target range ― Significant capital allocation optionality in Q4 and 2024 • Strong execution in multi-speed market environment ― Record third quarter sales driven by cross-sell, share gains, and Rahi acquisition ― Power of the portfolio evident in share capture and higher year-over-year adjusted EBITDA margins in CSS and UBS along with sequential improvement in EES ― Strong cross-sell execution continued; raising target to $2.2 billion ― Adjusted EBITDA margin up 40 bps sequentially with stable gross margin and lower SG&A expense driven by cost actions • 2023 another transformational year ― Continued share gains and additional advances in digital capabilities ― Executing cost reduction actions to match current macro environment while investing in our digital transformation ― Cross-sell and share gains expected to drive market outgrowth in Q4 and 2024 ― Long-term secular growth drivers remain intact

4 Anixter Integration Update $ millions $4,370 $5,644 Q3 2019 Q3 2023 +29% Sales $239 $457 Q3 2019 Q3 2023 +91% Adjusted EBITDA 5.5% 8.1% Q3 2019 Q3 2023 +260 bps Adjusted EBITDA Margin 5.7x 2.7x Q2 2020 Q3 2023 Leverage 19.4% 21.6% Q3 2019 Q3 2023 +220 bps Gross Margin 3 turns (Pro Forma)1 (Pro Forma)1 (Pro Forma)1 (Pro Forma)1 1 2019 figures are as-reported on Form 8-K dated November 4, 2020, and include sales and adjusted EBITDA derived from the legacy Wesco data communications and utility business in Canada that were divested in the first quarter of 2021. See appendix for non-GAAP definitions and reconciliations. Cross-Sell Synergies • ~$270 million in cross-sell synergies in Q3 • Increasing cumulative target to $2.2 billion Cost Synergies • $80 million of cost synergies in Q3 • On track to deliver $315 million total annual savings Lowest since Anixter acquisition Since closing Anixter acquisition

Third Quarter Results Overview

$ millions, except per share amounts

	Q3 2023	Q3 2022	YOY
Sales	**$5,644**	**$5,446**	**+3%[1]**
Gross Profit	**$1,222**	**$1,205**	**+1%**
Gross Margin	*21.6%*	*22.1%*	*(50) bps*
Adjusted EBITDA	**$457**	**$466**	**(2)%**
Adjusted EBITDA Margin	*8.1%*	*8.6%*	*(50) bps*
Adjusted Diluted EPS	**$4.49**	**$4.49**	**flat**

- Record Q3 sales with records in CSS and UBS
- Organic sales +3% YOY, reported sales +4% YOY
- Internal initiatives driving market outgrowth

- Gross margin stable sequentially and YTD
- Gross margin down versus prior year primarily due to lower supplier volume rebates and mix
- EBITDA margin up 40 bps sequentially driven by the benefits of cost reduction actions and continued strict cost controls

- $357 million of FCF in Q3, or 143% of adjusted net income
- Reduced leverage to 2.7x; below mid-point of target range

- Preliminary October sales per workday down ~2%[2] YOY

Strong sales and margins highlight the power and benefit of our diversified higher-growth portfolio wesco

[1] Sales growth shown on an organic basis.
[2] Preliminary October sales per workday are not adjusted for differences in foreign exchange rates and include sales related to the Rahi Systems acquisition.
See appendix for non-GAAP definitions and reconciliations.

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6 Q3 2022 Adjusted EBITDA Sales Gross Margin Compensation & Volume-Related Costs Digital/IT & Other Q3 2023 Adjusted EBITDA Third Quarter Sales and Adjusted EBITDA Bridges $466 $457 6.7% of sales 8.1% of sales $ millions 1 Sales growth attribution based on company estimates. See appendix for non-GAAP definitions and reconciliations. Q3 2022 Sales Market Growth (Including Price) Share Gain/ Cross Sell M&A Difference in Workdays Q3 2023 Sales Net Sales1 Adjusted EBITDA 8.6% of sales (2)% (50) bps $5,446 $5,644 +3% organic Adjusted EBITDA up $15 million and margin up 40 basis points sequentially

Electrical & Electronic Solutions (EES)

Third Quarter Drivers

- Third quarter organic sales approximately flat
  - Construction flat as growth from large project shipments was offset by a decline in wire and cable sales
  - Industrial up HSD driven by growth in automation and electrical equipment upgrades
  - OEM down HSD due to continued weakness in manufactured structures (specialty vehicle and manufactured housing)
- Backlog down 5% sequentially and up 3% over prior year driven by large project wins partially offset by supplier lead time reductions
- Adjusted EBITDA and margin down YOY due to lower supplier volume rebates, business mix and higher SG&A as a percentage of sales

$ millions

	Q3 2023	Q3 2022	YOY
Sales	**$2,191**	**$2,235**	**~flat[2]**
Adjusted EBITDA	**$192**	**$226**	**(15)%**
% of sales	8.7%	10.1%	(140) bps

[1] Excluding the impact of inter-segment business transfers, EES organic sales growth would have been approximately +2%
[2] Sales growth shown on an organic basis

Awarded a ~$250 million+ contract to supply electrical, electronic, and wire and cable products to support mix of MRO and capital projects to a major metal producer

Continued focus on growth initiatives and cost actions… long-term secular growth drivers remain intact wesco

See appendix for non-GAAP definitions and reconciliations.

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Communications & Security Solutions (CSS) Global position, leading value proposition and secular trends are driving market outgrowth 8 $ millions Q3 2023 Q3 2022 YOY Sales $1,778 $1,602 +4%2 Adjusted EBITDA $176 $156 +12% % of sales 9.9% 9.8% +10 bps See appendix for non-GAAP definitions and reconciliations. Third Quarter Drivers • Record third quarter sales up 11%, up 4% organically – Network infrastructure up LDD – Substantial growth in hyperscale customers for WDCS including Rahi – Service provider sales down HSD driven by Canadian customers – Security up LSD driven by IoT applications and global demand – Professional A/V up double digits due to continued strong demand from multinational customers • Backlog normalizing due to significant reduction in supplier lead times back to pre-pandemic levels; down 19% YOY and down 10% sequentially • Record adjusted EBITDA margin driven by sales growth and operating leverage 1 Excluding the impact of inter-segment business transfers, CSS organic sales growth would have been approximately +2% 2 Sales growth shown on an organic basis Awarded a $135 million project to support construction of a hyperscale data center in Latin America; project win enabled by our ability to provide a single-source, comprehensive solution, driven by cross-selling

Third Quarter Drivers • Record third quarter driven by continued strength in Utility and Integrated Supply – Utility sales up HSD driven by electrification, green energy, and grid modernization investments – Broadband sales down DD as customers continue to work through inventory destocking; however, long-term secular growth drivers remain intact – Integrated Supply sales up LDD driven by new programs and scope expansion with customers • Backlog down 7% YOY, and down 8% sequentially but still near record levels as supplier lead times continue to normalize • Record adjusted EBITDA margin driven by sales growth and operating leverage Utility & Broadband Solutions (UBS) Leadership position and complete solutions offering continue to drive strong sales and profit growth 9 $ millions See appendix for non-GAAP definitions and reconciliations. Q3 2023 Q3 2022 YOY Sales $1,676 $1,609 +6%2 Adjusted EBITDA $196 $186 +5% % of sales 11.7% 11.6% +10 bps 1 Excluding the impact of inter-segment business transfers, UBS organic sales growth would have been approximately +5% 2Sales growth shown on an organic basis Received an award to supply $100M+ of High Voltage apparatus over five years to support the construction of utility scale renewable energy projects

10 June 2020 August 2023 November 2023 Strong pipeline of cross- sell opportunities Increasing Cross-Sell Target to $2.2 Billion Successful cross-selling initiatives driving market outperformance Cumulative Cross-Sell Synergies Realized through prior quarter-end Cross-sell target (through 2023) Solid customer relationships and global supplier partnerships Minimal overlap between legacy Wesco and Anixter customers Highly complementary products and services Salesforce training and incentives in place Capturing cross-sell opportunities within and across all three SBUs Growth opportunity is further amplified by attractive secular growth trends $2.2 billion $2.0 billion $170 million June 20201 November 2023 1 At Anixter acquisition close on June 22, 2020 August 2023 $2.0 billion $1.8 billion

11 Cost Synergy Realization Continues On track to deliver 2023 cumulative cost synergy target of $315 million 202 1 (to date) To be realizedRealized Supply Chain $125 million G&A $95 million Corporate Overhead $50 million Field Operations $45 million To be realizedRealized $ millions Cumulative Realized Synergies By Type $14 $34 $63 $76 $25 $44 $66 $78 $50 $68 $80 $60 $73 2020 2021 2022 2023 $315 $188 $39 Q3 Q4 Q1 Q2 Q3 Q4 Cumulative Realized Synergies Q1 Q2 Q3 Q4 $270 Q1 Q2 Q3

12 Free Cash Flow Another quarter of strong cash flow consistent with our expectations; YTD free cash flow of $384 million $ millions See appendix for non-GAAP definitions and reconciliations. Third Quarter Free Cash Flow Adjusted Net Income Accounts Receivable Inventory Accounts Payable Capex Interest Other Free Cash Flow $(19)$(8) $249 $29 $11 $357$44 143% of Adjusted Net Income $51

13 5.7x 5.3x 5.3x 4.9x 4.5x 4.1x 3.9x 3.6x 3.4x 3.2x 2.9x 3.0x 2.8x 2.7x Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Net Debt / TTM Adjusted EBITDA Leverage Within Target Range Now below the midpoint of target leverage range enabling significant capital allocation options Acquisition closed June 2020 See appendix for non-GAAP definitions and reconciliations. • Pace of deleveraging significantly faster than originally expected • Sequential leverage decrease driven by reduction of net debt • Leverage below midpoint of target range 3.5x target range 2.0x Leverage at lowest level since Anixter acquisitionReduction of 3 turns since June 2020

a • Leading Portfolio of Products, Services, and Solutions • Leading Positions in All SBUs • Global Footprint and Capabilities • Digital Investments Unlocking the Value of Our Big Data • Accelerating Consolidation Across the Value Chain Electrification Automation and IoT Green Energy and Grid Modernization 24/7 Connectivity and Security Digitalization and AI Supply Chain Consolidation and Relocation to North America Attractive Long-Term Growth Drivers + Wesco’s Uniquely Strong Position Increasing Public Sector Investment U.S. Infrastructure Bills Public-Private Partnerships for Smart Cities Rural Digital Opportunity Fund (RDOF) Canada Broadband Investments Secular Growth Trends + 14 Wesco is uniquely positioned for sustainable long-term growth

Updating 2023 Outlook 15 Updated Outlook Notes • Growth from price reflects carry over pricing from 2022 • After the impact of inter-segment business transfers, acquisitions, workday adjustments and foreign exchange impacts, reported sales growth for EES is expected to be down low-single digits, CSS is expected to be up mid-teens, and UBS is expected to be up high-single digits • Rahi Systems acquisition closed on 11/1/22 Outlook August 3, 2023 November 2, 2023 Sales Market growth (including price) 3% - 4% 2% - 3% Plus: share gain/cross-sell 1% - 2% 1% - 2% Total organic sales 4% - 6% ~4% Rahi acquisition ~2% ~2% Less: differences of foreign exchange rates ~(1)% ~(1)% Less: impact of one fewer workday in 2023 (0.5)% (0.5)% Reported sales 5% - 7% ~5% Adjusted EBITDA Adjusted EBITDA margin 7.8% - 8.0% 7.8% - 8.0% Implied midpoint of range ~$1.8 billion ~$1.8 billion Adjusted EPS Adjusted diluted EPS $15.00 - $16.00 $15.60 - $16.10 Cash Free cash flow $500 - $700 million $500 - $700 million See appendix for non-GAAP definitions.

16 Third Quarter Highlights and Outlook Internal initiatives and operational excellence drove sequential improvement See appendix for non-GAAP reconciliations. • Another quarter of strong free cash flow generation ― Free cash flow of ~$360 million (>140% of adjusted net income) highlights strength of our B2B distribution model ― Reduced inventories, paid down debt, and repurchased shares of Wesco stock in Q3 ― Financial leverage (net debt/adjusted EBITDA) reduced to 2.7x, below the midpoint of our target range ― Significant capital allocation optionality in Q4 and 2024 • Strong execution in multi-speed market environment ― Record third quarter sales driven by cross-sell, share gains, and Rahi acquisition ― Power of the portfolio evident in share capture and higher year-over-year adjusted EBITDA margins in CSS and UBS along with sequential improvement in EES ― Strong cross-sell execution continued; raising target to $2.2 billion ― Adjusted EBITDA margin up 40 bps sequentially with stable gross margin and lower SG&A expense driven by cost actions • 2023 another transformational year ― Continued share gains and additional advances in digital capabilities ― Executing cost reduction actions to match current macro environment while investing in our digital transformation ― Cross-sell and share gains expected to drive market outgrowth in Q4 and 2024 ― Long-term secular growth drivers remain intact

APPENDIX

Underlying Assumptions

	FY 2023 August Outlook	FY 2023 November Outlook
Depreciation and Amortization	~$175–185 million	~$175–185 million
Interest Expense	~$370–390 million	~$380–390 million
Other Expense, net	~$20–30 million	~$20 million
Capital Expenditures	~$100 million	~$100 million
Share Count	~52-53 million	~52-53 million
Effective Tax Rate	~25-26% (~27% for Q3 – Q4)	~22-23% (~27% for Q4)

wesco

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2023 Inter-Segment Business Transfers 19 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 EES Sales (45) (55) (46) (52) (198) CSS Sales 37 48 37 45 168 UBS Sales 8 7 9 7 30 $ millions Beginning in 2023, Wesco shifted the business associated with certain accounts from EES to CSS and UBS. The 2022 sales amounts by quarter are shown in the table above.

20 Glossary Abbreviations 1H: First half of fiscal year MSD: Mid-single digit 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year B2B: Business-to-Business OEM: Original equipment manufacturer COGS: Cost of goods sold OPEX: Operating expenses CIG: Commercial, Institutional and Government ROW: Rest of world CSS: Communications & Security Solutions (strategic business unit) RTW: Return to Workplace EES: Electrical & Electronic Solutions (strategic business unit) SBU: Strategic Business Unit ETR: Effective tax rate Seq: Sequential FCF: Free Cash Flow T&D: Transmission and Distribution FTTx: Fiber-to-the-x (last mile fiber optic network connections)   TTM: Trailing twelve months HSD: High-single digit UBS: Utility & Broadband Solutions (strategic business unit) LDD: Low-double digit WD: Workday LSD: Low-single digit WDCS: Wesco Data Center Solutions MRO: Maintenance, repair and operating YOY: Year-over-year MTDC: Multi-tenant data center Definitions Executed synergies: Initiatives fully implemented – actions taken to generate savings Realized synergies: Savings that impact financial results versus pro forma 2019 One-time operating expenses: Operating expenses that are in or will be realized in the P&L (including cash and non-cash) Leverage: Debt, net of cash, divided by trailing-twelve-month adjusted EBITDA

21 Workdays Q1 Q2 Q3 Q4 FY 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252 2024 63 64 64 63 254

22 Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada.

23 Organic Sales Growth by Segment $ millions Sept 30, 2023 Sept 30, 2022 Reported Acquisition Impact Foreign Exchange Impact Workday Impact Organic Growth EES $ 2,190.7 $ 2,234.8 (2.0)% — % (0.2)% (1.6)% (0.2)% CSS 1,778.0 1,602.4 11.0% 8.2% 0.3% (1.6)% 4.1% UBS 1,675.7 1,608.7 4.2% — % — % (1.6)% 5.8% Total net sales $ 5,644.4 $ 5,445.9 3.6% 2.4% — % (1.6)% 2.8% Sept 30, 2023 June 30, 2023 Reported Acquisition Impact Foreign Exchange Impact Workday Impact Organic  Growth EES $ 2,190.7 $ 2,200.3 (0.4)% — % — % (1.6)% 1.2% CSS 1,778.0 1,850.9 (3.9)% — % — % (1.6)% (2.3)% UBS 1,675.7 1,694.3 (1.1)% — % 0.1% (1.6)% 0.4% Total net sales $ 5,644.4 $ 5,745.5 (1.8)% — % — % (1.6)% (0.2)% Organic Sales Growth by Segment - YOY: Three Months Ended Growth/(Decline) Organic Sales Growth by Segment - Sequential: Three Months Ended Growth/(Decline)

24 Gross Profit and Free Cash Flow $ millions Gross Profit: Sept 30, 2023 Sept 30, 2022 Sept 30, 2023 Sept 30, 2022 Net sales $ 5,644.4 $ 5,445.9 $ 16,911.8 $ 15,861.6 Cost of goods sold (excluding depreciation and amortization) 4,422.4 4,241.4 13,238.9 12,418.6 Gross profit $ 1,222.0 $ 1,204.5 $ 3,672.9 $ 3,443.0 Gross margin 21.6% 22.1% 21.7% 21.7% Free Cash Flow: Sept 30, 2023 Sept 30, 2022 Sept 30, 2023 Sept 30, 2022 Cash flow provided by (used in) operations $ 361.7 $ (106.1) $ 423.9 $ (410.6) Less: Capital expenditures (19.3) (27.7) (63.6) (59.4) Add: Merger-related, integration and restructuring cash costs 14.7 6.2 24.1 49.5 Free cash flow $ 357.1 $ (127.6) $ 384.4 $ (420.5) Percentage of adjusted net income 143% (51)% 57% (61)% Three Months Ended Nine Months Ended Three Months Ended Nine Months Ended

Adjusted EBITDA

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended September 30, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 177.9	$ 146.0	$ 188.7	$ (293.6)	$ 219.0
Net income (loss) attributable to noncontrolling interests	—	0.7	—	(0.1)	0.6
Preferred stock dividends	—	—	—	14.4	$ 14.4
Provision for income taxes[1]	—	—	—	44.3	44.3
Interest expense, net[1]	—	—	—	98.5	$ 98.5
Depreciation and amortization	10.9	18.0	6.3	9.9	45.1
EBITDA	**$ 188.8**	**$ 164.7**	**$ 195.0**	**$ (126.6)**	**$ 421.9**
Other expense (income), net	1.7	9.7	0.6	(8.3)	3.7
Stock-based compensation expense	1.0	1.1	0.8	7.9	10.8
Merger-related and integration costs[2]	—	—	—	15.0	15.0
Restructuring costs[3]	—	—	—	5.6	5.6
Adjusted EBITDA	**$ 191.5**	**$ 175.5**	**$ 196.4**	**$ (106.4)**	**$ 457.0**
Adjusted EBITDA margin %	**8.7%**	**9.9%**	**11.7%**		**8.1%**

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended September 30, 2022				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 214.1	$ 138.7	$ 180.4	$ (308.0)	$ 225.2
Net income attributable to noncontrolling interests	0.2	—	—	0.4	0.6
Preferred stock dividends	—	—	—	14.4	$ 14.4
Provision for income taxes[1]	—	—	—	85.6	85.6
Interest expense, net[1]	—	—	—	75.1	$ 75.1
Depreciation and amortization	9.6	15.9	5.9	11.3	42.7
EBITDA	**$ 223.9**	**$ 154.6**	**$ 186.3**	**$ (121.2)**	**$ 443.6**
Other (income) expense, net	(1.1)	0.3	(1.1)	2.6	0.7
Stock-based compensation expense[3]	3.0	1.5	1.1	2.8	8.4
Merger-related and integration costs[2]	—	—	—	13.2	13.2
Adjusted EBITDA	**$ 225.8**	**$ 156.4**	**$ 186.3**	**$ (102.6)**	**$ 465.9**
Adjusted EBITDA margin %	**10.1%**	**9.8%**	**11.6%**		**8.6%**

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.
(2) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies.
(3) Stock-based compensation expense in the calculation of adjusted EBITDA for the three months ended September 30, 2022 excludes $1.3 million that is included in merger-related and integration costs.
(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

wesco

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Adjusted EPS 26 $ millions, except per share amounts (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Accelerated trademark amortization represents additional amortization expense resulting from changes in the estimated useful lives of certain legacy trademarks that are migrating to our master brand architecture. (4) The adjustments to income from operations have been tax effected at a rate of approximately 27% for the three and nine months ended September 30, 2023 and 2022. (5) Basic and diluted earnings per share for the three months ended September 30, 2022 were previously calculated and reported based on amounts as presented in thousands. As such, certain prior year amounts may not foot or recalculate based on the amounts as presented in millions in the current year presentation. Sept 30, 2023 Sept 30, 2022 (5) Adjusted Income from Operations: Income from operations $ 380.5 $ 401.6 Merger-related and integration costs (1) 15.0 13.2 Restructuring costs (2) 5.6 — Accelerated trademark amortization (3) 0.4 0.4 Adjusted income from operations $ 401.5 $ 415.2 Adjusted income from operations margin % 7.1% 7.6% Adjusted Provision for Income Taxes: Provision for income taxes $ 44.3 $ 85.6 Income tax effect of adjustments to income from operations(4) 5.6 3.7 Adjusted provision for income taxes $ 49.9 $ 89.3 Adjusted Earnings per Diluted Share: Adjusted income from operations $ 401.5 $ 415.2 Interest expense, net 98.5 75.1 Other expense, net 3.7 0.7 Adjusted income before income taxes 299.3 339.4 Adjusted provision for income taxes 49.9 89.3 Adjusted net income 249.4 250.1 Net income attributable to noncontrolling interests 0.6 0.6 Adjusted net income attributable to WESCO International, Inc. 248.8 249.5 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders $ 234.4 $ 235.1 Diluted shares 52.2 52.4 Adjusted earnings per diluted share $4.49 $4.49 Three Months Ended

Capital Structure and Leverage 27 $ millions (1) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value. Financial Leverage: September 30, 2023 December 31, 2022 Net income attributable to common stockholders $ 785.0 $ 803.1 Net income attributable to noncontrolling interests 0.2 1.7 Preferred stock dividends 57.4 57.4 Provision for income taxes 231.6 274.5 Interest expense, net 379.5 294.4 Depreciation and amortization 179.9 179.0 EBITDA $ 1,633.6 $ 1,610.1 Other expense, net 18.6 7.0 Stock-based compensation expense 42.7 41.0 Merger-related and integration costs (1) 60.7 67.5 Restructuring costs(2) 15.4 — Adjusted EBITDA $ 1,771.0 $ 1,725.6 September 30, 2023 December 31, 2022 Short-term debt and current portion of long-term debt, net $ 14.7 $ 70.5 Long-term debt, net 5,378.3 5,346.0 Debt discount and debt issuance costs(3) 46.8 57.9 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(3) (0.1) (0.3) Total debt $ 5,439.7 $ 5,474.1 Less: Cash and cash equivalents 631.4 527.3 Total debt, net of cash $ 4,808.3 $ 4,946.8 Financial leverage ratio 2.7x 2.9x Twelve Months Ended As of